Exhibit 99.1

NEWS RELEASE          ______________________________________________________________________________________________________
For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES FOURTH QUARTER EARNINGS

Record Q4 Adjusted EPS; 27% Increase Over PY
Adjusted Operating Income Up 160 bps

Calhoun, Georgia, February 19, 2015 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2014 fourth quarter net earnings of $147 million and diluted earnings per share (EPS) of $2.00. Excluding unusual charges, net earnings were $167 million and EPS was $2.27, a 27% increase over last year’s fourth quarter adjusted EPS and the highest Q4 adjusted EPS in the company’s history. Net sales for the fourth quarter of 2014 were $1.95 billion, an increase of 1.4% versus the prior year’s fourth quarter or approximately 5% on a constant exchange basis. For the fourth quarter of 2013, net sales were $1.92 billion, net earnings were $95 million and EPS was $1.29; excluding unusual charges, net earnings were $131 million and EPS was $1.79.

For the twelve months ending December 31, 2014, net sales were $7.8 billion, an increase of 6% versus the prior year as reported or 7% on a constant exchange basis. Net earnings and EPS for the twelve month period were $532 million and $7.25, respectively. Net earnings excluding unusual charges were $598 million and adjusted EPS was $8.15, an increase of 24% over the twelve month adjusted EPS results in 2013. For the twelve months ending December 31, 2013, net sales were $7.3 billion, net earnings were $349 million and EPS was $4.82; excluding unusual charges, net earnings and EPS were $473 million and $6.55, respectively.

Commenting on Mohawk Industries’ fourth quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “During the period, we significantly increased our adjusted operating income by 18% compared to the prior year as a result of productivity initiatives, aggressive cost containment and benefits from our acquisitions. We delivered solid results during the quarter, generating increased earnings even with negative translation impact from foreign currency. On a local basis, our European operations improved across all product categories in a challenging market. Across the enterprise, we reduced SG&A as a percentage of sales and held total dollars flat while still investing in growth areas of the business.”

Carpet segment net sales for the quarter were $780 million, up 4% over last year. Our adjusted operating income increased approximately 32% over the prior year to 11%, producing our best quarterly performance in over a decade. We continue to benefit from product innovation, enhanced raw material strategies, plant simplification, investments in state-of-the-art technologies and improved sales execution. In the quarter, we introduced SmartStrand® Forever Clean™, the next generation of our exclusive franchise, which was selected by retailers at the national flooring trade show in January as the most innovative new product in any flooring category. Forever Clean combines SmartStrand’s luxurious softness and exceptional durability with exclusive Nanoloc™ spill protection for quick and easy clean-up. The company continued to expand its Continuum™ polyester offering, which is gaining momentum across all price points. In commercial carpet, the business improved both top line growth and margins as a result of enhanced design, productivity improvements and material optimization.

Ceramic segment net sales for the quarter were $744 million, up 1% over last year as reported or 7% at a constant exchange rate. The segment’s adjusted operating income grew 16% over the prior year, even with the impact of the declining euro and ruble; and the margin increased 150 basis points due to increased productivity as well as improved pricing and mix. In the U.S., the combined Dal-Tile and Marazzi organization is operating exceptionally well. The consolidated organization has enhanced the styling of our new products as we expand our offering of larger tile sizes, rectangles and planks, increasing our product mix and average selling prices. The company’s new ceramic plant in Tennessee is on track to start up in the beginning of next year, with the building pad nearly complete. The company’s ceramic sales in Mexico are growing rapidly from providing a complete product line of higher styled premium products and value priced products as well as expanding participation in the retail and new construction channels. Sales and margins in the company’s European ceramic business grew by improving product mix, replacing inefficient manufacturing assets and reducing SG&A. Ceramic sales in Russia expanded significantly in local currency as consumers purchased ahead of anticipated price increases.

Laminate and Wood segment net sales for the quarter were $459 million, decreasing approximately 2% over last year as reported and increasing 4% at a constant exchange rate. Adjusted operating margin for the segment was approximately 12%, growing 30 basis points over the prior year. Laminate sales in Europe benefited from the rapid acceptance of the new Quick-Step® Impressive™ collection with enhanced surface texture and water repellency. Construction of the company’s LVT plant in Belgium has been completed, and the start-up is focused on new product development. During the period, the company purchased a New Zealand flooring distributor, which expands the company’s distribution model successfully executed in the U.K., Eastern Europe and Australia. The integration of Spano into the company’s European board business is largely complete, creating improved mix, increased operational efficiencies and reduced SG&A costs. In the U.S., wood flooring sales grew, with engineered wood sales rising substantially, while laminate sales were impacted by lower mix, product changes and inventory reductions by our customers.

We anticipate stronger organic growth on a local basis in 2015, driven by improvements in the U.S. economy and the flooring market. In the U.S., rising consumer confidence supported by lower gasoline prices, low interest rates, increased home values and an improving job market should drive higher growth in our category. The U.S. dollar has recently strengthened considerably relative to the euro, ruble and other currencies and our translated results will be impacted. While we cannot affect the exchange rates, we are aggressively implementing productivity initiatives, SG&A reductions and other cost containment projects to minimize the impact. We will continue to invest in product innovation and operational improvements to drive our top line growth and margins. The first quarter of 2015 has four additional days, increasing sales 6%, and the fourth quarter will have four less days than in the same periods last year. Taking all of these factors into account, our guidance for first quarter earnings is $1.54 to $1.63 per share, excluding any restructuring charges and new acquisitions.

In January, we announced the continuation of our aggressive acquisition strategy with the purchase of the IVC Group, and we anticipate that the transaction will close early in the second quarter. Recently, we also signed an agreement to purchase a small Eastern European ceramic manufacturer, with the transaction expected to be completed in the second quarter. We have a strong foundation for future growth in all flooring categories in North America, Europe, Russia, Asia and Australia as we enhance our position as the world’s largest flooring manufacturer.

ABOUT MOHAWK INDUSTRIES

Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, Karastan, Lees, Marazzi, Kerama Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, China, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, February 20, 2015 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 64529911. A replay will be available until Friday March 6, 2015 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 64529911.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net sales	$1,951,446	1,924,104	7,803,446	7,348,754
Cost of sales	1,409,843	1,411,307	5,649,254	5,427,945
Gross profit	541,603	512,797	2,154,192	1,920,809
Selling, general and administrative expenses	335,483	361,809	1,381,396	1,373,878
Operating income	206,120	150,988	772,796	546,931
Interest expense	20,623	22,148	98,207	92,246
Other expense (income), net	9,737	2,656	10,698	9,114
Earnings from continuing operations before income taxes	175,760	126,184	663,891	445,571
Income tax expense	28,680	15,420	131,637	78,385
Earnings from continuing operations	147,080	110,764	532,254	367,186
Loss from discontinued operations, net of income tax benefit of $268 and $1,050, respectively	—	(15,981)	—	(17,895)
Net earnings including noncontrolling interest	147,080	94,783	532,254	349,291
Net earnings (loss) attributable to noncontrolling interest	212	132	289	505
Net earnings attributable to Mohawk Industries, Inc.	$146,868	94,651	531,965	348,786

Basic earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$2.01	1.52	7.30	5.11
Loss from discontinued operations, net of income taxes	—	(0.22)	—	(0.25)
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.01	1.30	7.30	4.86
Weighted-average common shares outstanding - basic	72,905	72,654	72,837	71,773

Diluted earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$2.00	1.51	7.25	5.07
Loss from discontinued operations, net of income taxes	—	(0.22)	—	(0.25)
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.00	1.29	7.25	4.82
Weighted-average common shares outstanding - diluted	73,452	73,214	73,363	72,301

Other Financial Information
(Amounts in thousands)
Net cash provided by (used in) operating activities	$338,765	198,190	662,188	525,163
Depreciation and amortization	$95,665	86,329	345,570	308,871
Capital expenditures	$170,224	111,027	561,804	366,550

Consolidated Balance Sheet Data
(Amounts in thousands)
	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$97,877	54,066
Receivables, net	1,081,963	1,062,875
Inventories	1,543,313	1,572,325
Prepaid expenses and other current assets	257,333	248,918
Deferred income taxes	151,784	147,534
Total current assets	3,132,270	3,085,718
Property, plant and equipment, net	2,703,210	2,701,743
Goodwill	1,604,352	1,736,092
Intangible assets, net	702,009	811,602
Deferred income taxes and other non-current assets	143,703	159,022
Total assets	$8,285,544	8,494,177
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$851,305	127,218
Accounts payable and accrued expenses	1,104,509	1,193,593
Total current liabilities	1,955,814	1,320,811
Long-term debt, less current portion	1,402,135	2,132,790
Deferred income taxes and other long-term liabilities	504,782	570,270
Total liabilities	3,862,731	4,023,871
Total stockholders' equity	4,422,813	4,470,306
Total liabilities and stockholders' equity	$8,285,544	8,494,177

Segment Information	Three Months Ended		As of or for the Twelve Months Ended
(Amounts in thousands)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net sales:
Carpet	$779,865	747,143	3,013,948	2,986,096
Ceramic	743,619	738,004	3,015,279	2,677,058
Laminate and Wood	458,728	466,082	1,890,567	1,792,260
Intersegment sales	(30,766)	(27,125)	(116,348)	(106,660)
Consolidated net sales	$1,951,446	1,924,104	7,803,446	7,348,754

Operating income (loss):
Carpet	$84,759	60,087	255,938	209,023
Ceramic	82,793	57,637	351,113	209,825
Laminate and Wood	45,004	40,290	194,734	159,365
Corporate and eliminations	(6,436)	(7,026)	(28,989)	(31,282)
Consolidated operating income	$206,120	150,988	772,796	546,931

Assets:
Carpet			$1,986,081	1,786,085
Ceramic			3,542,594	3,787,785
Laminate and Wood			2,542,566	2,716,759
Corporate and eliminations			214,303	203,548
Consolidated assets			$8,285,544	8,494,177

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net earnings attributable to Mohawk Industries, Inc.	$146,868	94,651	531,965	348,786
Adjusting items:
Restructuring, acquisition, integration-related costs and disposal of subsidiary	26,649	37,812	63,556	113,420
Acquisitions purchase accounting (inventory step-up)	—	—	—	31,041
Discontinued operations	—	16,249	—	18,945
Legal reserve	—	—	10,000	—
Bond redemption	3,472	—	18,922	—
Deferred loan costs	—	—	1,080	490
Interest on 3.85% senior notes	—	—	—	3,559
Income taxes	(10,444)	(17,621)	(27,856)	(42,841)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$166,545	131,091	597,667	473,400

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	2.27	1.79	8.15	6.55
Weighted-average common shares outstanding - diluted	73,452	73,214	73,363	72,301

Reconciliation of Adjusted Diluted Earnings Per Share on a Constant Exchange Rate

Three Months Ended
December 31, 2014
Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.27
Adjustment to constant exchange rate	0.09
Adjusted diluted earnings per share attributable to Mohawk Industries, Inc. on a constant exchange rate	$2.36

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
December 31, 2014
Current portion of long-term debt and commercial paper	$851,305
Long-term debt, less current portion	1,402,135
Less: Cash and cash equivalents	97,877
Net Debt	$2,155,563

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	March 29, 2014	June 28, 2014	September 27, 2014	December 31, 2014	December 31, 2014
Operating income	$130,735	222,248	213,693	206,120	772,796
Other (expense) income	(4,890)	1,555	2,374	(9,737)	(10,698)
Net (earnings) loss attributable to non-controlling interest	28	(111)	6	(212)	(289)
Depreciation and amortization	80,984	83,754	85,167	95,665	345,570
EBITDA	206,857	307,446	301,240	291,836	1,107,379
Restructuring, acquisition and integration-related costs	11,725	11,169	14,013	26,649	63,556
Legal reserve	—	—	10,000	—	10,000
Adjusted EBITDA	$218,582	318,615	325,253	318,485	1,180,935

Net Debt to Adjusted EBITDA					1.8

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$1,951,446	1,924,104	7,803,446	7,348,754
Adjustment to net sales on a constant exchange rate	72,152	—	56,052	—
Net sales on a constant exchange rate	$2,023,598	1,924,104	7,859,498	7,348,754

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Ceramic	December 31, 2014	December 31, 2013
Net sales	$743,619	738,004
Adjustment to segment net sales on a constant exchange rate	44,742	—
Segment net sales on a constant exchange rate	$788,361	738,004

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	December 31, 2014	December 31, 2013
Net sales	$458,728	466,082
Adjustment to segment net sales on a constant exchange rate	27,411	—
Segment net sales on a constant exchange rate	$486,139	466,082

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Gross Profit	$541,603	512,797	2,154,192	1,920,809
Adjustments to gross profit:
Restructuring and integration-related costs	11,568	16,707	31,222	49,151
Acquisitions purchase accounting (inventory step-up)	—	—	—	31,041
Adjusted gross profit	$553,171	529,504	2,185,414	2,001,001
Adjusted gross profit as a percent of net sales	28.3%	27.5%	28.0%	27.2%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	December 31, 2014	December 31, 2013
Selling, general and administrative expenses	$335,483	361,809
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related costs	(3,127)	(19,644)
Adjusted selling, general and administrative expenses	$332,356	342,165
Adjusted selling, general and administrative expenses as a percent of net sales	17.0%	17.8%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$206,120	150,988	772,796	546,931
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	14,695	36,351	63,556	111,939
Legal reserve	—	—	10,000	—
Acquisitions purchase accounting (inventory step-up)	—	—	—	31,041
Adjusted operating income	$220,815	187,339	846,352	689,911
Adjusted operating income as a percent of net sales	11.3%	9.7%	10.8%	9.4%

Reconciliation of Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	December 31, 2014	December 31, 2013
Operating income	$206,120	150,988
Adjustments to operating income	14,695	36,351
Adjustments to operating income on a constant exchange rate	8,050	—
Adjusted operating income on constant exchange rate	$228,865	187,339
Adjusted operating income as a percent of net sales	11.3%	9.7%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
Carpet	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$84,759	60,087	255,938	209,023
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	1,999	6,005	1,999	13,603
Legal reserve	—	—	10,000	—
Adjusted segment operating income	$86,758	66,092	267,937	222,626
Adjusted operating income as a percent of net sales	11.1%	8.8%	8.9%	7.5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
Ceramic	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$82,793	57,637	351,113	209,825
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	2,905	15,982	9,330	42,876
Acquisitions purchase accounting (inventory step-up)	—	—	—	31,041
Adjusted segment operating income	$85,698	73,619	360,443	283,742
Adjusted operating income as a percent of net sales	11.5%	10.0%	12.0%	10.6%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Ceramic	December 31, 2014	December 31, 2013
Operating income	$82,793	57,637
Adjustments to operating income	2,905	15,982
Adjustments to operating income on a constant exchange rate	4,493	—
Adjusted operating income on constant exchange rate	$90,191	73,619
Adjusted operating income as a percent of net sales	11.4%	10.0%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Twelve Months Ended
Laminate and Wood	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$45,004	40,290	194,734	159,365
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	9,424	13,852	38,788	54,235
Adjusted segment operating income	$54,428	54,142	233,522	213,600
Adjusted operating income as a percent of net sales	11.9%	11.6%	12.4%	11.9%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	December 31, 2014	December 31, 2013
Operating income	$45,004	40,290
Adjustments to operating income	9,424	13,852
Adjustments to operating income on a constant exchange rate	3,557	—
Adjusted operating income on constant exchange rate	$57,985	54,142
Adjusted operating income as a percent of net sales	11.9%	11.6%

Reconciliation of Earnings from Continuing Operations Before Income Taxes to Adjusted Earnings from Continuing Operations Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	December 31, 2014	December 31, 2013
Earnings from continuing operations before income taxes	$175,760	126,184
Adjustments to earnings from continuing operations before income taxes:
Restructuring, acquisition, integration-related costs and disposal of subsidiary	26,649	37,812
Acquisitions purchase accounting (inventory step-up)	—	—
Legal reserve	—	—
Bond redemption	3,472	—
Deferred loan costs	—	—
Interest on 3.85% senior notes	—	—
Adjusted earnings before income taxes	$205,881	163,996

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	December 31, 2014	December 31, 2013
Income tax expense	$28,680	15,420
Income tax effect of adjusting items	10,444	17,353
Adjusted income tax expense	$39,124	32,773

Adjusted income tax rate	19%	20%

Proforma Net Sales and Operating Income Adjusted by FX
(Amounts in thousands)	Twelve Months Ended
	December 31, 2014
	Net Sales	Operating Income
Net Sales and Operating Income as reported	$7,803,446	772,796
FX adjustments using average rates of Euro/USD: 1.14 and Ruble/USD: 61.0	(392,838)	(56,436)
Proforma Net Sales and Operating Income Adjusted by FX	$7,410,608	716,360

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition and integration-related costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.